DAVIS SERIES, INC.
2949 East Elvira Road, Suite 101
Tucson, Arizona 85706
(520) 434-3771

CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2003



KENNETH C. EICH, Principal Executive Officer, and SHARRA L. REED, Principal Financial Officer of Davis Series, Inc. (the "Registrant"), each certify to the best of his or her knowledge that:

(1) The Registrant's periodic report on Form N-CSR for the period ended
    June 30, 2003 (the "Form N-CSR") fully complies with the requirements of
    Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended;
    and

(2) The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer                     Principal Financial Officer

DAVIS SERIES, INC.               		DAVIS SERIES, INC.

/s/ Kenneth C. Eich				/s/ Sharra L. Reed

Kenneth C. Eich                                 Sharra L. Reed
Principal Executive Officer                     Principal Financial Officer
Date:  August 29, 2003                          Date: August 29, 2003


A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2003 has been provided to DAVIS SERIES, INC. and will be retained by DAVIS SERIES, INC. and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.